Exhibit 5.1

[Hunton & Williams Letterhead]

January 20, 2004

Massey Energy Company

4 North 4th Street

Richmond, Virginia 23219

Registration Statement on Form S-4 for Exchange of

Outstanding 6.625% Senior Notes due 2010

for 6.625% Senior Notes Due 2010

to be Registered under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as counsel to Massey Energy Company, a Delaware corporation (the “Company”), A.T. Massey Coal Company, Inc., a Virginia corporation and a wholly owned subsidiary of the Company (“A.T. Massey”), and substantially all of Massey’s current operating subsidiaries (together with A.T. Massey, the “Guarantors”) in connection with the filing by the Company and the Guarantors of a Registration Statement on Form S-4 (the “Registration Statement”) on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register (i) $360,000,000 aggregate principal amount at maturity of 6.625% Senior Notes due 2010 (collectively, the “Exchange Notes”) issued by the Company on November 10, 2003, and (ii) the guarantees of the Company’s obligations under the Notes by the Guarantors (the “Guarantees”). The Exchange Notes are to be issued in exchange (the “Exchange Offer”) for an equal aggregate principal amount of unregistered 6.625% Senior Notes due 2010 (the “Old Notes”), issued on November 10, 2003, in reliance on an exemption from registration under the Securities Act for offers and sales of securities not involving public offerings. The Exchange Notes will be issued pursuant to the terms of an Indenture, dated as of November 10, 2003, among the Company, the Guarantors and Wilmington Trust Company, as trustee. The terms of the Exchange Offer are described in the Registration Statement filed by the Company with the Commission.

In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and the Guarantors and certificates of their officers and of public officials as we have deemed necessary.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals and (iii) the due authorization, execution and delivery of all documents by all parties, the validity and binding effect thereof and the enforceability of the parties’ obligations thereunder.

Based upon the foregoing, we are of the opinion that:

Massey Energy Company

January 20, 2004

1. The Exchange Notes have been duly authorized and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent enforcement thereof might be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally, and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or equity.

2. The Guarantees have been duly authorized and are valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except to the extent enforcement thereof might be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally, and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or equity.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/    Hunton & Williams LLP